UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

Eterna Therapeutics Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Cambridge Street, Suite 18A
Cambridge, MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ERNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 26, 2023 (the “Closing Date”), Eterna Therapeutics Inc., a Delaware corporation (the “Company”), entered into an asset purchase agreement (the “Purchase Agreement”), together with Exacis Biotherapeutics Inc. (“Exacis”), the stockholders party thereto (the “Stockholders”) and, with respect to specified provisions therein, Factor Bioscience Limited (“Factor”).  Pursuant to the Purchase Agreement, the Company acquired from Exacis substantially all of Exacis’ intellectual property assets (the “Purchased Assets”), including all of Exacis’ right, title and interest in and to an exclusive license agreement by and between Exacis and Factor (the “Purchased License”).  The Company assumed none of Exacis’ liabilities, other than liabilities under the Purchased License that accrue subsequent to the Closing Date.

In consideration for the Purchased Assets, on the Closing Date, the Company issued to Exacis an aggregate of 69,343 shares of the Company’s common stock, par value $0.005 per share (“Common Stock”), which shares are subject to a 12-month lockup, pursuant to which Exacis may not sell or otherwise transfer such shares.  The Company additionally agreed to make the following contingent payments:  (i) if, at any time during the three-year period commencing on the Closing Date and ending on the three-year anniversary of the Closing Date, the Company’s market capitalization equals or exceeds $100.0 million for at least ten consecutive trading days, then the Company will issue to Exacis a number of shares of Common Stock equal to (x) $2.0 million divided by (y) the quotient of $100.00 million divided by the number of the Company’s then issued and outstanding shares of Common Stock; (ii) if, at any time during the three-year period commencing on the Closing Date and ending on the three-year anniversary of the Closing Date, the Company’s market capitalization equals or exceeds $200.0 million for at least ten consecutive trading days, then the Company will issue to Exacis a number of additional shares of Common Stock equal to (x) $2.0 million divided by (y) the quotient of $200.00 million divided by the number of the Company’s then issued and outstanding shares of Common Stock; and (iii) during the five-year period commencing on the Closing Date and ending on the five-year anniversary of the Closing Date (the “Five-Year Period”), the Company will pay or deliver to Exacis 20% of all cash or other consideration (collectively, “License Consideration”) actually received by the Company during the Five-Year Period from (i) third-party licensees or sublicensees of the intellectual property rights acquired by the Company from Exacis pursuant to the Purchase Agreement, or (ii) subject to certain exceptions, the sale of such intellectual property rights; provided, that the License Consideration shall not in any event exceed $45.0 million.

The Purchase Agreement contains customary representations and warranties of the parties thereto, and Exacis and the Stockholders have agreed to five-year non-competition and non-solicitation covenants in favor of the Company.

In the Purchase Agreement, Exacis represented to the Company that it is an “accredited investor”, as defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Company’s offer and sale of the shares of Common Stock described above have been made in reliance upon the exemptions from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder.

Dr. Matthew Angel, the Company’s President and Chief Executive Officer, is the co-founder, President, CEO, and a director of Factor Bioscience Inc., which is the parent of Factor and a wholly owned subsidiary of Factor Bioscience LLC, the latter of which is the majority stockholder of Exacis.  Dr. Gregory Fiore, one of the Company’s directors, is the Chief Executive Officer and a 10% stockholder of Exacis.  The Purchase Agreement and the transactions contemplated thereby were approved by the audit committee of the Company’s board of directors (the “Board”), as well as by all of the Company’s disinterested directors, comprising a majority of the Board.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Purchase Agreement is filed with this Current Report on Form 8-K to provide securityholders with information regarding its terms.  It is not intended to provide any other factual information about the Company, Exacis or any other party thereto.  The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to securityholders.  Securityholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Exacis or any other party thereto.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures, except to the extent required by law.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1
Asset Purchase Agreement, dated April 26, 2023, by and among Eterna Therapeutics Inc., Exacis Biotherapeutics Inc., the stockholders party thereto and, with respect to certain provisions, Factor Bioscience Limited.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eterna Therapeutics Inc.

Dated: May 2, 2023	By:	/s/ Matthew Angel
Matthew Angel
Chief Executive Officer and President